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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of McDATA Corporation of our report dated April 14, 2004 relating to the financial statements and financial statement schedule as of January 31, 2004 and for the year ended January 31, 2004, the one month period ended January 31, 2003 and the year ended December 31, 2002,which appears in McDATA's Annual Report on Form 10-K for the year ended January 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
April 15, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM